Exhibit 10.2
October 24, 2008

Mr. Thomas J. Clarke, Jr.
c/o TheStreet.com, Inc.
14 Wall Street
15th Floor
New York, NY 10005

Re:	Employment Agreement, dated as of September 13, 2007
(the “Employment Agreement”), between TheStreet.com, Inc.,
(the “Company”), and Thomas J. Clarke, Jr. (“Clarke”).

Dear Tom:

Reference is made to the Employment Agreement. The parties hereto wish to amend the provisions in the Employment Agreement relating to Clarke’s position as Chairman of the Company, effective as of the date of this letter. Capitalized terms used and not defined herein have the same meanings ascribed to them in the Employment Agreement.

In consideration of the foregoing and of the mutual agreements of the parties herein contained, the parties hereby agree that this letter, when executed by the parties, shall amend, modify and supplement the Employment Agreement as follows:

1.
By deleting the first sentence of Section 1(a), which reads: “The Company agrees to employ Clarke, and Clarke agrees to be so employed, in the position of Chairman and Chief Executive Officer of the Company, reporting to the Board of Directors (the “Board”) of the Company.”

And replacing it with the following sentence:

“The Company agrees to employ Clarke, and Clarke agrees to be so employed, in the position of Chief Executive Officer of the Company, reporting to the Board of Directors (the “Board”) of the Company.”

2.	By deleting clause (iii) of Section 4(b), which reads: “(iii) the assignment of duties to Clarke that are inconsistent with his position and status as Chairman and Chief Executive Officer.”

And replacing it with the following:

“(iii) the assignment of duties to Clarke that are inconsistent with his position and status as Chief Executive Officer.”

3. The parties agree that the foregoing changes to the Employment Agreement, including Clarke’s ceasing to be Chairman, are not intended, and shall not be deemed, to constitute a Good Reason termination event within the meaning of Section 4(b) of the Employment Agreement.

4. Except as expressly modified, amended or supplemented by this letter agreement, all other terms and provisions of the Employment Agreement shall remain and continue unmodified in full force and effect.

If the foregoing accurately reflects your understanding, kindly sign this letter in the space provided below.

Sincerely,

THESTREET.COM, INC.

By:	/s/ William Gruver
William Gruver
Director, Chairman of the
Compensation Committee of the Board
of Directors

AGREED & ACCEPTED:

/s/ Tom Clarke
Thomas J. Clarke, Jr.